Exhibit 99.01

Editorial Contact:	Investor Contact:
Mary Camarata	Marshall Mohr
Adaptec, Inc.	Adaptec, Inc.
408-957-1630	408-957-6773
mary_camarata@adaptec.com	marshall_mohr@adaptec.com

ADAPTEC SIGNS CONTRACT MANUFACTURING AND SALES AGREEMENTS FOR SINGAPORE MANUFACTURING ASSETS WITH SANMINA-SCI

MILPITAS, Calif. – December 23, 2005 – Adaptec, Inc. (NASDAQ: ADPT), a global leader in storage solutions, today announced that it has signed agreements with Sanmina-SCI, a leading electronics manufacturing services (EMS) provider, establishing a multi-year contract manufacturing relationship for the manufacturing of Adaptec data protection, connectivity and storage products along with the sale of certain Adaptec Singapore manufacturing assets and inventory to Sanmina-SCI.

Under the terms of the contract manufacturing agreement, Sanmina-SCI will assume manufacturing operations of Adaptec products upon closing of the asset sale between the two companies, estimated to be in early January 2006. As a result of the asset sale transaction, Adaptec will incur approximately $5 to 6 million in severance costs associated with its work force in its Singapore operations.

Under the terms of the asset sale agreements, Sanmina-SCI will purchase Adaptec Singapore Manufacturing assets and related production equipment and inventory for approximately Adaptec’s book value. Additional information will be provided in a Form 8-K which will be filed with the Securities and Exchange Commission in connection with these agreements, as well as during Adaptec’s third quarter 2006 conference call currently scheduled for January 31, 2006.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events or the future performance of Adaptec and in particular the expectation that the transactions with Sanmina-SCI will be consummated and the anticipated benefits to Adaptec from entering into these transactions. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: identifying potential buyers for the Systems business; market demand for RAID products; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; potential difficulties incurred in transitioning from an internal to external manufacturing solution; our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the timing and volume of orders by OEM customers for storage products; our ability to control and manage costs associated with the delivery of new products; and the adverse effects of the intense competition we face in our business. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, on file with the Securities and Exchange Commission. Adaptec assumes no obligation to update any forward looking information that is included in this release.

About Adaptec

Adaptec Inc. (NASDAQ:ADPT) provides end-to-end storage solutions that reliably move, manage and protect critical data and digital content. Adaptec provides software and hardware solutions for storage connectivity and data protection, storage networking and networked storage subsystems to leading OEM and distribution channel partners. Adaptec solutions are in use by enterprises, medium and small businesses and consumers worldwide. Adaptec is an S&P Small Cap 600 Index member. For more information, go to www.adaptec.com.